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                                                                    EXHIBIT 3(a)

                       RESTATED ARTICLES OF INCORPORATION
                                       OF
                               CROWN CRAFTS, INC.

                                       1.

                 The name of the corporation is "CROWN CRAFTS, INC."

                                       2.

                 The corporation is organized pursuant to the provisions of the Georgia Business Corporation Code.

                                       3.

                 The period of duration of the corporation is perpetual.

                                       4.

                 The general nature of the business of said corporation is the manufacture and sale of home furnishings products, and the corporation shall have the power to engage in any and all other types of business.

                                       5.

                 (a) The maximum amount of shares of stock that this corporation shall be authorized to issue shall be 50,000,000 shares, all of which shares shall be Common Stock with a par value of $1.00 per share.

                 The Common Stock may be created and issued from time to time in one or more series with voting rights for each series as determined by the Board of Directors of the Corporation and set forth in the resolution or resolutions providing for the creation and issuance of the stock in such series.
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                 (b)      The Corporation shall have the authority to issue
fractional shares of with proportionate dividend, liquidation and voting rights.

                                       6.

                 No holder of any of the shares of stock of the corporation, whether now or hereafter authorized or issued, shall have any pre-emptive rights or preference rights, or be entitled, as of right, to purchase or subscribe for (a) any unissued stock of any class, or (b) any additional stock of any class to be issued by reason of any increase in the authorized capital stock of the corporation of any class, or (c) any warrants, options or rights to purchase or subscribe for shares of stock of the corporation of any class, or to purchase or subscribe for any convertible or exchangeable obligations, whether now or hereafter authorized or whether unissued or issued and thereafter acquired by the corporation. Any such stock or other securities herein enumerated may be issued and disposed of pursuant to resolutions of the Board of Directors at such prices and upon such terms as may be deemed advisable to the Board of Directors in the exercise of its discretion.

                                       7.

                 (a) A director of the corporation shall not be personally liable to the corporation or its shareholders for monetary damages for breach of duty of care or other duty as a





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director, except for liability (i) for any appropriation, in violation of his duties, of any business opportunity of the corporation; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) of the types set forth in Section 14-2-154 of the Georgia Business Corporation Code; or (iv) for any transaction from which the director derived an improper personal benefit. The provisions of this article shall not apply with respect to acts or omissions occurring prior to the effective date of this article.

                 (b) Any repeal or modification of the provisions of this article by the shareholders of the corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director of the corporation with respect to any act or omission occurring prior to the effective date of such repeal or modification.

                 (c) If the Georgia Business Corporation Code hereafter is amended to authorize the further elimination or limitation of the liability of directors, then the liability of a director of the corporation, in addition to the limitation on liability provided herein, shall be limited to the fullest extent permitted by the amended Georgia Business Corporation Code. Specifically, and not in limitation of the foregoing sentence, in the event that the Georgia Business Corporation Code is amended to permit the elimination of the reference to a lack of "good faith" in clause





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(ii) of paragraph (a) of Article Seven above, then, effective immediately upon the effective date, if any, of such amendment, clause (ii) of paragraph (a) of this Article 7 shall be deemed to read exactly as the corresponding provision of the Georgia Business Corporation Code, as so amended.

                 (d) In the event that any of the provisions of this article (including any provision within a single sentence) are held by a court of competent jurisdiction to be invalid, void or otherwise unenforceable, the remaining provisions are severable and shall remain enforceable to the fullest extent permitted by law.

                                       8.

                 (a) Any director, or the entire Board of Directors, may be removed from office at any time, with or without cause, but only by the affirmative vote of the holders of at least seventy-five percent of the outstanding shares of capital stock of the corporation entitled to vote in the election of directors at a meeting called for that purpose.

                 (b) Vacancies on the Board of Directors shall be filled as follows:

                          (i)     any vacancy resulting from removal of a
director from office by the shareholders shall be filled by the affirmation vote of the holders of a majority of the outstanding shares of capital stock of the corporation entitled to vote thereon; and





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                          (ii)    any vacancy resulting from any other event
may be filled by a vote of the majority of the directors then in office, though less than a quorum, or by the sole remaining director or, if there are no directors in office, by the affirmative vote of the holders of a majority of the outstanding shares of capital stock of the corporation entitled to vote thereon.

                 (c) Notwithstanding any other provision of these articles or the by-laws of the corporation (and in addition to any other vote that may be specified by law, these articles or the by-laws), the provisions of this article may not be repealed or amended in any respect, nor may any provision of these articles or the by-laws be adopted inconsistent with this article, unless such action is approved by the affirmative vote of the holders of not less than seventy-five percent of the outstanding shares of capital stock of the corporation entitled to vote in the election of directors.

                                       9.

                 Subject to the provisions of Articles 8 and 10 hereof, the corporation shall have the power to amend its articles of incorporation upon the affirmative vote of the holders of two-thirds of the corporation's outstanding Common Stock; and all rights conferred upon stockholders, directors and officers herein are granted subject to this reservation.





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                                      10.

                 (a) Special meetings of the shareholders, for any purpose or purposes, unless otherwise prescribed by statute, may be called by the Board of Directors or the Chairman of the Board, and shall be called by the Chairman of the Board or the Secretary at the request in writing of the holders of not less than seventy-five percent of the outstanding shares of capital stock of the corporation entitled to vote in the election of directors.

                 (b) Nominations by shareholders of persons for election by the shareholders to the Board of Directors of the corporation may be made at a meeting of shareholders at which directors are to be elected only (i) by or at the direction of the Board of Directors or (ii) by any shareholder of the corporation entitled to vote in the election of directors at the meeting who gives written notice of such nomination to the Secretary of the corporation in accordance with this paragraph (b). Such notice shall be delivered or mailed to and received at the principal executive offices of the corporation not more than 90 days nor less than 60 days prior to the date of an annual meeting; and, in the case of a special meeting, not later than the close of business on the 15th day following the day on which notice of the date of the special meeting was mailed to the shareholders. Such notice shall set forth (i) as to each person whom the shareholder giving notice proposes to nominate for election or reelection as a director, all





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information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended, and shall include each such person's written consent to serve as a director if elected; and (ii) as to the shareholder giving the notice (x) the name and address of such shareholder as they appear on the corporation's books, and (y) the class and number of shares of the corporation's capital stock that are beneficially owned by such shareholder. At the request of the Board of Directors, any person nominated by the Board of Directors for election as a director shall furnish to the Secretary of the corporation that information required to be set forth in a shareholder's notice of nomination which pertains to the nominee. No person shall be eligible for election by the shareholders as a director of the corporation unless nominated in accordance with the provisions of this paragraph (b). The officer of the corporation or other person presiding at the meeting shall, if the facts so warrant, determine and declare to the meeting that a nomination was not made in accordance with such provisions and, if he shall so determine and declare, the nomination shall be disregarded.

                 (c) At any meeting of the shareholders, only such business shall be conducted as shall have been brought before the meeting (i) by or at the direction of the Board of Directors or





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(ii) by any shareholder of the corporation who is entitled to vote with respect thereto and who gives written notice of such business to the Secretary of the corporation in accordance with this paragraph (c). Such notice must be delivered or mailed to and received at the principal executive offices of the corporation not more than 90 days nor less than 60 days prior to the date of an annual meeting and, in the case of a special meeting, not later than the close of business on the 15th day following the day on which notice of the date of the special meeting was mailed to the shareholders. Such notice shall set forth as to each matter such shareholder proposes to bring before the meeting
(i) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting, (ii) the name and address, as they appear on the corporation's books, of the shareholder proposing such business, (iii) the class and number of shares of the corporation's capital stock that are beneficially owned by such shareholder, and (iv) any material interest of such shareholder in such business. Notwithstanding anything in the corporation's by-laws to the contrary, no business shall be brought before or conducted at a meeting except in accordance with the provisions of this paragraph (c). The officer of the corporation or other person presiding at the meeting shall, if the facts so warrant, determine and declare to the meeting that business was not properly brought before the





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meeting in accordance with such provisions and, if he shall so determine and declare, such business shall not be transacted. Notwithstanding the provisions of this paragraph (c), if the corporation is subject to Rule 14a-8 under the Securities Exchange Act of 1934, business consisting of a proposal properly included in the corporation's proxy statement with respect to a meeting pursuant to such Rule may be transacted at a meeting.

                 (d) Notwithstanding any other provisions of these articles or the by-laws (and in addition to any other vote that may be specified by law, these articles or the by-laws), the provisions of this article may not be repealed or amended in any respect, nor may any provision of these articles or the by-laws be adopted inconsistent with this article, unless such action is approved by the affirmative vote of the holders of not less than seventy-five percent of the outstanding shares of capital stock of the corporation entitled to vote in the election of directors.

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